Exhibit 4.22

PUGET SOUND POWER & LIGHT COMPANY

TO

THE FIRST NATIONAL BANK

OF BOSTON,

Trustee.

Fifty-ninth Supplemental Indenture

Dated as of July 1, 1978

Relating to an issue of First Mortgage Bonds, 9 7/8% Series

Due July 1, 2008

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

THIS FIFTY-NINTH SUPPLEMENTAL INDENTURE, made as of the first day of July, 1978, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its principal office at 100 Federal Street, in the city of Boston and Commonwealth of Massachusetts 02110 (successor by merger to OLD COLONY TRUST COMPANY) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (The Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966, a Fifty-first Supplemental Indenture dated as of June 1, 1967, a Fifty-second Supplemental Indenture dated as of February 1, 1969, a Fifty-third Supplemental Indenture dated as of July 1, 1970, a Fifty-fourth Supplemental Indenture dated as of October 1, 1972, a Fifty-fifth Supplemental Indenture dated as of March 1, 1974, a Fifty-sixth Supplemental Indenture dated as of November 1, 1974, a Fifty-seventh Supplemental Indenture dated as of August 1, 1975 and a Fifty-eighth Supplemental Indenture dated as of October 1, 1976, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due

1997, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, the Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10 3/4% Series due November 1, 1983, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10.45% Series, due August 1, 1985 and the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 8 7/8% Series due October 1, 2006, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971 The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 9 7/8% Series due 2008 (hereinafter sometimes called “Bonds of the 2008 Series”), and has authorized an initial issue of Sixty-five Million Dollars ($65,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Company desires to execute and deliver this Fifty-ninth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Sixty-five Million Dollars ($65,000,000) principal amount of Bonds of the 2008 Series, and to make such Bonds, when executed by the

Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Fifty-ninth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The First National Bank of Boston, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by Puget Sound

Power & Light Company to Date, and Not Heretofore Specifically

Described in Any Prior Supplemental Indenture*

Puget Sound Power & Light Company

KING COUNTY

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
5	22	4E	The west 25 feet of Lots 1 to 7, inclusive, Block 56; and. the east half of vacated 12th Street, adjacent to Lots 1 to 4, adjacent to Lots 5 to 7, inclusive, Block 56, all in Grove Addition to the Town of Des Moines, according to the plat recorded in Volume 4 of Plats, page 83, in King County, Washington.	Donald R. Guilbault, a married man, as his separate estate	7712050599
5	22	4E

Parcel B

Those portions of Lots 12, 13, 14, 15 and 16 of Block 56; those portions of Lots 12, 13, 14, 15 and 16 Block 65; together with that portion of a 15 foot alley between said blocks 56 and 65, all in Grove addition to the Town of Des Moines, according to the plat recorded in Volume 4 of plats, page 83, in King County, Washington, described as a whole as follows:

Beginning at the northeast corner of Lot 16 of said block 65; thence southerly along the east line of lots 16, 15, 14, 13, 12 of said block 65 a distance of 104.00 feet to the south line of the north 4.00 feet of lot 12 of the said block 65; thence westerly along said south line 80.75 feet to the west line of the east 24.00 feet of lots 12, 13, 14, 15, 16 of said block 56; thence northerly along said west line 104.00 feet to the northerly line of lot 16 of said block 56; thence easterly along said north line and its prolongation 81.46 feet to the point of beginning.

Parcel C

Those portions of lots 8, 9, 10, 11 and 12 of Block 56; together with that portion of the east 25.00 feet of vacated 12th Street, adjoining said lots on the west, all in Grove Addition to the Town of Des Moines, according to the plat recorded in Volume 4 of Plats, Page 83, in King County, Washington, described as a whole as follows:

Beginning at the northeast corner of Lot 16 of Block 65, of said Grove Addition; thence southerly along the east line of said Block 65, a distance of 104.00 feet to the south line of the north 4.00 feet to lot 12 of said Block 65; thence westerly along said south line 106.75 feet to the true point of beginning; thence continuing along said south line, 55.00 feet to the west line of the east 5.00 feet of said vacated 12th street; thence northerly along said west line 104.00 feet to the north line of said Block 56; thence westerly along said north line to the east line of the west 35.00 feet of said 12th street; thence southerly along said east line 204.25 feet to the south line of the north 204.25 feet; thence easterly along said south line 75.00 feet to a line that

				Lester E. Gadd and Vera M. Gadd, his wife	7801040738

*

All numbers in the column of the following tabulation under designation “Twp.,” indicate townships north of the Willamette Base Line, and the Letters “E” and “W” in the column under the designation “Range” indicate east or west, as the case may be, of the Willamette Meridian.

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.

is parallel with the east line of said Block 65 and passes through the true point of beginning; thence northerly along said parallel line 100.25 feet to the true point of beginning.

Parcel D

Those portions of Lots 9, 10, 11 and 12 of Block 56; those portions of Lots 9, 10, 11 and 12 of Block 65; together with that portion of a 15 foot alley between said Blocks 56 and 65, all in Grove Addition to the Town of Des Moines, according to the plat recorded in Volume 4 of Plats, Page 83 in King County, Washington, described as a whole as follows:

Beginning at the northeast corner of Lot 16 of said Block 65; thence southerly along the east line of Lots 16, 15, 14, 13, 12 of said Block 65 a distance of 104.00 feet to the south line of the north 4.00 feet of Lot 12 of said Block 65, being the true point of beginning; thence continuing along said east line 90.00 feet; thence westerly parallel with the north line of said Block 65, a distance of 106.75 feet; thence northerly parallel with said east line 90.00 feet to said south line; thence easterly along the south line 106.75 feet to the true point of beginning.

Parcel E

Those portions of Lots 2, 3, 4, 5, 6, 7, 8 and 9 of Block 65; those portions of Lots 1, 2, 3, 4, 5, 6, 7, 8 and 9 of Block 56; together with that portion of vacated alley, between said Blocks 65 and 56; and together with that portion vacated 12th Street, all in Grove Addition to the Town of Des Moines, according to the plat recorded in Volume 4 of Plats, page 83, in King County, Washington, described as follows:

Beginning at the northeast corner of Lot 16 of Block 65 of said Grove Addition; thence southerly along the east line of said Block 65 a distance of 194.00 feet to the true point of beginning; thence westerly parallel with the north line of said Block 65, a distance of 106.75 feet; thence southerly parallel with the east line of said Block 65, a distance of 10.25 feet to the south line of the north 204.25 feet of said Block 56; thence westerly along said south line 75.00 feet to the west line of the east 25.00 feet of said vacated 12th Street; thence southerly along said west line to the westerly prolongation of the north line of Lot 7 of said Block 56; thence easterly along said prolongation and said north line 50.00 feet to the east line of the west 25.00 feet of said Block 56; thence southerly along said east line 175.00 feet to the south line of said Block 56; thence easterly along said south line and its prolongation 82.50 feet to the center line of said alley; thence northerly along said center line to the westerly prolongation of the north line of Lot 1 of said Block 65; thence easterly along said prolongation of said north line to the east line of said Block 65; thence northerly along said east line 181.00 feet to the true point of beginning.

8	24	5E	Lot 8, Channel Crest, according to the plat recorded in Volume 72 of Plats, page 63, in King County, Washington.	Helena D. Scudder Litz, as her separate estate	7612290313

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
19	23	5E

All that portion of “Tract B”, more particularly described as follows:

Beginning 528.64 feet west and 30 feet south of the northeast corner of Section 19, Township 23 north, Range 5 east, W.M., which point of beginning is on the easterly right-of-way margin of the Talbot Road Extension; thence south 45°44’47” west, along said easterly right-of-way margin of Talbot Road Extension, a distance of 14.19 feet; thence south 1°30’37” west a distance of 20.10 feet to the beginning of a curve to the left; thence southeasterly along said curve to the left having a radius of 150 feet to an intersection with the northwesterly margin of the abandoned N. P. (Burlington Northern) railroad right-of-way; thence northeasterly along said northwesterly abandoned railroad margin to a point 30 feet south of the north line of said Section 19; thence westerly along a line 30 feet south of and parallel to the north line of said Section 19; to the point of beginning.

Tract B

Beginning 775.23 feet west and 30 feet south of northeast corner of Section 19, Township 23 north, Range 5 east, W.M; thence west 238 feet; thence south 435.65 feet, more or less, to northwesterly margin of the abandoned N. P. right-of-way; thence northeasterly along said northwesterly margin of the abandoned railroad right-of-way to a point 30 feet south of the north line of said Section; thence west 275.4 feet more or less to beginning. EXCEPT the north 90 feet of the east 200 feet of the west 345.13 feet thereof.

Situate in the City of Renton, County of King, State of Washington.

				City of Renton, a Municipal corporation	7612090050
26	26	11E	Lots 12, 13, 14, 15, 16, 17, 18, 19 and 20, Block 4, Maloneys Fourth Addition to Skykomish, as per plat recorded in Volume 30 of Plats, page 30, records of King County; Situate in the Town of Skykomish, County of King, State of Washington.	Wendell K. Phillips and Josephine Phillips, his wife	7701250241
34	25	5E	The west 41 feet of Tract 46, Upper and Renick’s Kirkland Gardens Addition to Kirkland, according to the plat recorded in Volume 8 of Plats, page 10, in King County, Washington; EXCEPT the north 137.51 feet thereof. Subject To: Rights reserved in Federal Patents or State Deeds, reservations, restrictions, or easements of record if any.	Stevens Properties, a limited partnership	7606020116
5	22	4E	Lot 1 in Block 65 of Grove Addition to the Town of Des Moines, as per plat recorded in Volume 4 of Plats, on page 83, records of King County; TOGETHER WITH that portion of vacated alley adjoining, which upon vacation, attached to said property by operation of law. Situate in the County of King, State of Washington. SUBJECT TO: any and all rights, reservations, restrictions and easements of record, if any.	Frances Buxel Vogt, who acquired title as Frances B. Kaiser, as her separate estate	7805080300

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
6	22	6E	The east 330 feet of the west 660 feet of the southwest quarter of the northeast quarter of Section 6, Township 22 North, Range 6 East, W.M., in King County, Washington. SUBJECT TO: Easements, restrictions and reservations of record, if any.	Ted G. Stredicke and Dorothy B. Stredicke, his wife	7801170164

1	26	5E	Parcel A The north 420 feet of the east 290 feet of the west 320 feet of the north half of the northeast quarter of the southwest quarter of Section 1, Township 26 north, Range 5 east, W.M., in King County, Washington; EXCEPT the south 135 feet thereof; and EXCEPT the north 30 feet thereof for road purposes.	Sherill L. Raab, a single woman at date of acquiring title, and all times since	7804120994

19	23	5E	The north 27 feet of Lots 6 and 53, and Lots 1 through 5 and Lots 54 through 58, Block 31, C. D. Hillman’s Earlington Gardens Addition Division No. 1, according to plat recorded in Volume 17 of Plats, page 74, in King County, Washington; TOGETHER WITH the West 12 feet of vacated 86th Avenue South adjoining Lots 1 through 5 and portion of Lot 6. SUBJECT TO: Covenants, conditions and restrictions of record.	Metro Industrial District Incorporated, a Washington Corporation	7804050058

14	23	5E

The north 250 feet of the west 165 feet of the following described property:

West 173 feet of the east 518.01 feet of the north half of the northeast quarter of the northwest quarter as measured along the north line thereof in Section 14, Township 23 north, Range 5 east, W.M.; EXCEPT the north 42 feet thereof conveyed to King County for road purposes by deed recorded under Recording No. 5758686.

Situate in the County of King, State of Washington.

SUBJECT TO: Easement for electric transmission line through the east half of the northwest quarter of said Section 14, as granted to Snoqualmie Falls Power Company, a Washington Corporation, by instrument recorded November 20, 1899, under Recording No. 183070.

				M. W. Lotto and Marjorie J. Lotto, his wife, and William J. O’Neil and Viola T. O’Neil, his wife, doing business as M. B. In- vestment Co. and Homeland Associates, Inc.	7609220072

15	23	6E

That portion of the east  1/2 of the southwest quarter of Section 15, Twp. 23 North, Range 6 East, W.M. in King County, Washington lying easterly of County Road No. 1384 and County Road No. 884 and southerly of a line running west 128.5 feet from a point on the east line of said subd. 60 feet north of the southeast corner of the north  1/2 of said east  1/2; thence southwesterly to a point on the northeasterly margin of County Road No. 1384 which point is 455 feet southeasterly, as measured along said road margin, from its intersection with the southeasterly margin of Pacific Northwest Pipeline Corporation right-of-way as described in instrument recorded under Auditor’s File No. 4705910.

				Elsie Cowan and Ted E. Cowan, as their separate estates	7605140444

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
31	23	5E

The South 390 feet of the North 990 feet of that portion of Government Lot 4 in Section 31, Township 23 North, Range 5 East, W.M., in King County, Washington lying easterly of State Road No. 5 and northerly and easterly of South 192nd Street;

EXCEPT the past 500 feet thereof;

TOGETHER WITH AND SUBJECT TO an easement for ingress, egress and utilities over the south 60 feet of the north 660 feet of said Government Lot 4;

EXCEPT State Road No. 5

The Grantor herein reserves the right to dedicate the 60 foot easement to the City of Kent at any time hereafter.

SUBJECT TO: Easement as granted by instrument under King County Recording Numbers 7706210755 and 7706210756;

Easement as created by instrument recorded under King County Recording No. 7707120645; Easement as granted by instrument under Auditor’s File Nos. 7709160005 and 7709160006 in favor of City of Kent for sewer with necessary appurtenances over west 20 feet of said premises;

Easement as granted by instrument under Auditor’s File No. 7709190609 in favor of City of Kent for sanitary sewer line over west 20 feet of said premises.

				Hill Investment Company, a Limited Partnership	7709260285
19	24	8E
	and
30	24	8E

Government Lots 2, 3 and 4 of Section 19, Township 24 north, Range 8 east, W.M., EXCEPT that portion lying within the State Highway No. 2; together with: the northwest  1/4 and the north  1/2 of the southwest  1/4 and Government Lots 3 and 4, all in Section 30, Township 24 North, Range 8 East, W.M., EXCEPT that portion lying within State Highway No. 2 and EXCEPT that portion of Exhibit A beginning at Point “B” proceeding southerly to the terminus of the centerline of the 100 foot strip described in said Exhibit “A” and LESS the south 600 feet of said Government Lot 4 lying westerly of the west line of the Grantor’s 100 foot right of way.

EXHIBIT “A”: Burlington Northern Snoqualmie Branch Railroad Right of Way

All that portion of the Burlington Northern Railroad Company’s Snoqualmie Branch 100-foot right of way lying within the Northwest  1/4, the Northeast  1/4 and the Southeast  1/4 of Section 30, Township 24 North, Range 8 East, W.M. in King County, Washington, more particularly described as follows:

A strip of land 100 feet in width having 50 feet of such width on each side of the following described centerline:

Beginning at the northwest corner of said Section 30; thence S 02°03’00” W along the west line of Section 30, a distance of 1864 feet, more or less, to the true point of beginning of the railroad centerline herein

				Burlington Northern Inc. a Delaware Corporation	7702180475

Description

described, said point being a point on a curve the center of which bears N 22°58’53” E; thence going in a southeasterly direction along said curve to the left having a radius of 573.69 feet an arc distance of 125.33 feet through a central angle of 12°31’03” to a point of compound curve; thence along said curve to the left having a radius of 370.78 feet, an arc distance of 240.0 feet, more or less, through a central angle of 37°13’00” to a point of compound curve; thence along said curve to the left having a radius of 774.81 feet, an arc distance of 108.1 feet, more or less, through a central angle of 8°00’00” to a point of compound curve; thence along said curve to the left having a radius of 478.34 feet, an arc distance of 380.0 feet, more or less, through a central angle of 45°36’00”; thence N 10°14’50” E a distance of 302.3 feet, more or less, to a point of curvature; thence, going northeasterly along a curve to the right having a radius of 573.69 feet an arc distance of 76.50 feet through a central angle of 7°38’25” to a point hereinafter designated “Point A”; thence continuing along said curve to the right having a radius of 573.69 feet an arc distance of 273.5 feet, more or less, through a central angle of 27°21’35” to a point of compound curve; thence along said curve to the right having a radius of 562.47 feet an arc distance of 316.5 feet, more or less, through a central angle of 32°17’00” to a point of compound curve; thence along said curve to the right having a radius of 486.42 feet an arc distance of 200.0 feet, more or less, through a central angle of 23°36’00” to a point of compound curve; thence along said curve to the right having a radius of 478.34 feet, an arc distance of 200.0 feet, more or less through a central angle of 24°00’00” to a point of compound curve; thence along said curve to the right having a radius of 510.87 feet an arc distance of 55.2 feet through a central angle of 6°12’00”; thence S 48°40’10” E a distance of 1286.0 feet to a point of curvature; thence along said curve to the right having a radius of 2864.93 feet an arc distance of 1146.7 feet through a central angle of 22°56’00”; thence S 25°44’10” E a distance of 267.90 feet to a point hereinafter designated “Point B”; thence continuing S 25°44’10” E a distance of 325.9 feet, more or less, to a point hereinafter designated “Point C”; thence continuing S 25°44’10” E a distance of 1008.1 feet, more or less, to a point on the south line of the Northwest  1/4 of the Southeast  1/4 of said Section 30, and the terminus of the centerline herein described; the right and left limits of said 100-foot right of way extend to the south line of said Northwest  1/4 of the Southeast  1/4 of said Section 30.

That portion of the above described right of way from the true point of beginning to Point A is by this reference hereinafter referred to as Parcel 1; that portion of the above described right of way from Point A to Point B of the centerline described is by this reference hereinafter referred to as Parcel 2.

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.

Parcel 3

A strip of land 40 feet in width having 20 feet of such width on each side of the following described centerline:

Beginning at Point “C” as designated in the above description; thence in a southeasterly direction along a curve to the left having a radius of 573.69 feet, an arc distance of 639.00 feet, more or less, through a central angle of 56°38’00”; thence S 82°22’10” E to the thread of the Snoqualmie River and the terminus of this centerline and Parcel 3. LESS all that portion of the above described strip of land lying westerly of the east margin of State Highway No. 2.

KITSAP COUNTY

18	25	1E	The south 220 feet of the east half of the southwest quarter of the southeast quarter of the northeast quarter, Section 18, Township 25 north, Range 1 east, W.M. EXCEPT that portion lying west of County Road.	Ernest L. Hosford and Lana P. Hosford, husband and wife	7803160062
18	25	1E	That portion of the following described property ling northwesterly of the Bonneville Power Administration right of way: The northeast quarter of the southeast quarter of section 18, township 25 north, range 1 east, W.M., in Kitsap County, Washington, lying northeasterly of the Anderson Hill Road; EXCEPT the east 200 feet as measured along the north line, thereof. SUBJECT TO: Easement recorded under Auditor’s File No. 588410.	Richard T. Ring and Linda L. Ring, his wife	7711010091
15	23	1E	Lots 3, 4, and 5, Block 2, Navy Yard Park Division No. 1, according to the plat recorded in Volume 3 of Plats, page 76, in Kitsap County, Washington; EXCEPT that portion conveyed to Kitsap County for Lider Road by deed recorded under Auditor’s File No. 694842. SUBJECT TO: Right to make necessary slopes for cuts or fills upon said premises as granted by Deed under Auditor’s File No. 694842. Waiver of damages by reason of the construction of a roadway adjoining said premises granted to Kitsap County under Auditor’s File No. 694842.	Henry C. Hesse and Hilda A. Hesse, his wife	1166278
35	26	1E	That portion of the following described portion of government lot 6, Section 35, township 26 north, range I east, W.M., in Kitsap County, Washington, lying northerly of State Highway No. 21: Beginning at a point which is north 0°31’32” east 240 feet and south 88°58’ east 407.26 feet from the southwest corner of said government lot; thence due north 450.62 feet to the government meander line; thence along said meander line south 83°15’ east	Herbert C. Harster and Gladys C. Harster, his wife	7711020075

			Description

59.50 feet, south 87° east 396 feet and south 48°15’ east 237.60 feet; thence leaving said meander line south 30°00’50” west 325.44 feet; thence south 88°58’ east 37.29 feet to a point which lies west 195 feet and north 38°45’ west 312.30 feet from the southeast corner of said government lot 6; thence south 38°45’ east 312.20 feet to the center line of the Keyport-Bremerton County Road; thence along said centerline north 88°58’ west 680 feet, more or less, to a point which is due south of the point of beginning; thence north 240 feet more or less, to the point of beginning; EXCEPT Roads; AND EXCEPT the following described property:

Beginning at a point which is due north 0° 31’ 32” east 240 feet and south 88° 58’ east 732.26 feet from the southwest corner of said government lot 6; thence north 435.56 feet; thence south 87° east 129.78 feet; thence south 48° 15’ east 274.69 feet to the north edge of highway; thence southwesterly along the north margin of highway curve 458.26 feet; thence north 63.30 feet to the point of beginning; AND EXCEPT the following described property:

That portion of government lot 6, section 35, township 26 north, range I east, W.M., in Kitsap County, Washington, described as

Beginning at the southwest corner of said government lot 6; thence north 0° 31’ 32” east 240 feet; thence south 88° 58’ east 407.36 feet; thence north 30 feet to the true point of beginning; thence north 73° east 339.80 feet; thence north 300 feet, more or less, to the government meander line; thence westerly 326 feet, more or less, to a point which bears north from the true point of beginning; thence leaving said meander line south 240 feet, more or less, to the true point of beginning.

KITTITAS COUNTY

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
11	17	19E	Lots 1 and 2, Block 1, Original Town of Kittitas, Section 11, Township 17 north, range 19 east. W.M., in the County of Kittitas, State of Washington, as per plat thereof recorded in Book 2 of Plats, page 39, records of said County.	Freda Hayes, as her separate estate	74	665

PIERCE COUNTY
Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
29	20	5E	Tract 1 of Garden Acres, according to Plat recorded in Book 18 of Plats at Page 48, in Bonney Lake, Pierce County, Washington. SUBJECT TO: Right of the public to make necessary slopes for cuts or fills upon said premises in the reasonable original grading of streets, avenues, alleys and roads, as dedicated in the plat.	Marvin L. Rebenack and Eva I. Rebenack, husband and wife	2801420

THURSTON COUNTY

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
15	18	1W	That part of the southeast quarter of the southeast quarter of Section 15, Township 18 north, Range 1 west, W.M., lying between county road known as Steilacoom Road and Secondary State Highway No. 5-1: EXCEPTING therefrom the east 30 feet.	Ward R. Melby, as his separate estate and David M. Kelley individually and personal representative of the Estate of Nancy I. Kelley, deceased	845	306
17	17	1W

That part of Tract 110 of the plat of Chambers as recorded in Volume 9 of Plats, page 22, described as follows: Beginning at the northwest corner of said tract; thence S 33° 18’ 42” W along the westerly line of said tract 23.72 feet to the true point of beginning; thence S 89° 12’ 39” E parallel to the north line of said tract 265.00 feet; thence S 0° 47’ 21” W 165.00 feet; thence N 89° 12’ 39” W 370.21 feet to the westerly line of said tract; thence N 33° 18’ 42” E along said westerly line 195.69 feet to the true point of beginning.

SUBJECT to rights granted Puget Sound Power & Light Company in easement recorded September 27, 1976 under File No. 978056.

				Joe Wallerstedt and Shirley Wallerstedt, his wife	810	405
22	17	2W

That part of the northwest quarter of the northeast quarter of Section 22, Township 17 North, Range 2 West, W.M., described as follows: Beginning at the northeast corner of the south 70 acres of the east half of the northwest quarter of said Section 22; thence south 89° 07’ 30” east parallel to the north line of said northeast quarter a distance of 475.00 feet to the true point of beginning; thence continuing south 89° 07’ 30” east 185 feet; thence north 1° 15’ 36” east parallel to west line of said northeast quarter a distance of 342.23 feet to the north line of said Section 22; thence north 89° 07’ 30” west along said north line of Section 185.00 feet; thence south 1° 15’ 36” west 342.23 feet to the true point of beginning. EXCEPTING therefrom the north 30 feet for county road, known as Lathrop Road.

SUBJECT to an easement to construct, operate and maintain an electric transmission and distribution line, with right of ingress and egress and right to cut menacing brush and trees, controlling blasting within 300 feet of said line, granted to Puget Sound Power & Light Company on June 4, 1942 and recorded in Volume 172 of Deeds, page 140; and

SUBJECT to rights granted Puget Sound Power & Light Company in easement dated April 9, 1974 under File No. 910409.

				Edward T. Wendler and Sibyl I. Wendler who acquired interest as Sybil J. Wendler, his wife	779	672

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit

ARTICLE ONE.

BONDS OF THE 2008 SERIES AND CERTAIN

PROVISIONS RELATING THERETO.

SECTION 1.01. A. Terms of Bonds of the 2008 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 9 7/ 8% Series due 2008” (herein referred to as the Bonds of the 2008 Series”). The aggregate principal amount of the Bonds of the 2008 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the 2008 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

July 1, 1978 shall be the date of the commencement of the first interest period for Bonds of the 2008 Series. All Bonds of the 2008 Series shall mature July 1, 2008 and shall bear interest at the rate of 9 7/8% per annum until the payment of the principal thereof, such interest to be payable semi-annually on January 1 and July 1 in each year commencing January 1, 1979. The principal of, and the premium, if any, and interest on, the Bonds of the 2008 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the 2008 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that, in case of the redemption as a whole at any time of Bonds of the 2008 Series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of the 2008 Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the 2008 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the 2008 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the 2008 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the 2008 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the 2008 Series, or if the date thereof is prior to December 16, 1978, then from July 1, 1978, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the 2008 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the 2008 Series, or if no interest has been paid, from July 1, 1978.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the 2008 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2008 Series upon any transfer or exchange thereof (including any exchange incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 2008 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 2008 Series shall be the registered holders of such Bonds of the 2008 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the 2008 Series, with respect to any interest payment date applicable to the Bonds of the 2008 Series, shall mean the close of business on the December 15 next preceding a January 1 interest payment date or the June 15 next preceding a July 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed ), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the 2008 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days or less than five days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section 3.11 of the Indenture, Bonds of the 2008 Series may be exchanged for other registered Bonds of the 2008 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the 2008 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2008 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2008 Series for a period of fifteen days next preceding any designation of Bonds of the 2008 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the 2008 Series. The Bonds of the 2008 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE 2008 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

FIRST MORTGAGE BOND, 9 7/8% SERIES Due 2008

Due July 1, 2008

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the sum of              Dollars on July I, 2008, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to December 16, 1978 then from July 1, 1978, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of January and July in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from July 1, 1978.

The interest so payable upon any January 1 or July 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the December 15 preceding such January 1 or the June 15 preceding such July 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,
Dated:
By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE 2008 SERIES]

PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 9 7/8% SERIES DUE 2008

DUE JULY 1, 2008

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston, successor by merger) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Fifty-ninth Supplemental Indenture dated as of July 1, 1978, relating among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price”

(provided, however, that such right of redemption prior to July 1, 1983 shall be limited as provided in the Fifty-ninth Supplemental Indenture), and (b) for the sinking and improvement fund for the bonds of this series, for the depreciation fund provided for in the Indenture and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %	Twelve Months’ Period Beginning July 1	Regular Redemption Price %	Special Redemption Price %
1978	109.16	100.00	1993	104.42	100.00
1979	108.85	100.00	1994	104.11	100.00
1980	108.53	100.00	1995	103.79	100.00
1981	108.21	100.00	1996	103.48	100.00
1982	107.90	100.00	1997	103.16	100.00
1983	107.58	100.00	1998	102.84	100.00
1984	107.27	100.00	1999	102.53	100.00
1985	106.95	100.00	2000	102.21	100.00
1986	106.63	100.00	2001	101.90	100.00
1987	106.32	100.00	2002	101.58	100.00
1988	106.00	100.00	2003	101.26	100.00
1989	105.69	100.00	2004	100.95	100.00
1990	105.37	100.00	2005	100.63	100.00
1991	105.05	100.00	2006	100.32	100.00
1992	104.74	100.00	2007	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Fifty-ninth Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each such series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Fifty-ninth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee

unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON,
Trustee,
By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the 2008 Series. The Bonds of the 2008 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the 2008 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to July 1, 1983, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company

(calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the indebtedness being incurred in such refunding operation) of less than the effective interest cost to the Company of the Bonds of the 2008 Series; or

(b) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the 2008 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof, or

(iv) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the 2008 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the 2008 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the 2008 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, annually on or before June 30 in each year, beginning with 1980 and continuing to and including June 30, 2007, pay to the Trustee in cash an amount equal to the excess, if any, over the sum of the credits shown by the annual certificate hereinafter in this Section provided for, of an amount equal to the lowest multiple of $1,000 which equals or exceeds 1% of the aggregate principal amount of Bonds of the 2008 Series outstanding on the May 1 next preceding such June 30.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “sinking and improvement fund payments” and “sinking and improvement fund payment dates,” respectively.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate ( herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the 2008 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Fifty-ninth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the sinking and improvement fund payment due on June 30, 19 (here there should be specified the June 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is                                        $

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the 2008 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to             $

(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the 2008 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (b) of Section 1.02 of the Fifty-ninth Supplemental Indenture, of a principal amount equal to                                     $

(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the 2008 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Fifty-ninth Supplemental Indenture, of a principal amount equal to                                        $

(Here specify Bonds redeemed or Bond credits therefor.)

(iv) Unfunded net additions shown by net property additions applications heretofore or concurrently herewith filed with the Trustee, equal to $            , to the extent of 60% of said amount, i.e.             $

Total credits pursuant to Item 2                                         $

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, and no net additions made the basis of a credit pursuant to Clause (iv) of Item 2 above have been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or (in the case of Bonds or Bond credits) such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above mentioned sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is                                        $

[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

Vice President

Treasurer of

PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the 2008 Series delivered to the Trustee and credited against any sinking and improvement fund payment and all Bonds of the 2008 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any sinking and improvement fund payment or Bond credits therefor, and all net additions made the basis of a credit against any sinking and improvement fund payment, shall be deemed to be thereupon funded, but only so long as any Bonds of the 2008 Series are outstanding. All Bonds of the 2008 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, be required to make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the 2008 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the Special Redemption Price, on the then next ensuing July 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such July 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable, on Bonds of the 2008 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the 2008 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the 2008 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of

Bonds of the 2008 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the 2008 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the 2008 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture so long as any of the Bonds of the 2008 Series shall remain outstanding.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the 2008 Series are outstanding.

ARTICLE TWO.

PRINCIPAL AMOUNT PRESENTLY TO BE OUTSTANDING.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Four Hundred Thirty-nine Million Seven Hundred Thousand Dollars ($439,700,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8%

Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 45 /8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10 3/4% Series due November 1, 1983, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10.45% Series due August 1, 1985, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 8 7/8% Series due 2006 now issued and outstanding and Sixty-five Million Dollars ($65,000,000) principal amount of First Mortgage Bonds, 9 7/8% Series due 2008 to be authenticated and delivered pursuant to Section 2.02 of this Fifty-ninth Supplemental Indenture. Additional Bonds of the 1983 Series, the 1984 Series, the 1985 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series, the 2000 Series, the 2002 Series, the 2004 Series, the 2006 Series, the 2008 Series, and of any other series established after the execution and delivery of this Fifty-ninth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the 2008 Series in the aggregate principal amount of Sixty-five Million Dollars ($65,000,000) may forthwith, upon the execution and delivery of this Fifty-ninth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

MISCELLANEOUS.

SECTION 3.01. This Fifty-ninth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the 2008 Series to the same extent as if specifically set forth herein. All terms used in this Fifty-ninth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Fifty-ninth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Fifty-ninth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Fifty-ninth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Fifty-ninth Supplemental Indenture is dated for convenience and for the purpose of reference as of July 1, 1978, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

IN WITNESS WHEREOF, Puget Sound Power & Light Company, has caused this Fifty-ninth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Fifty-ninth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by its Cashier or one of its Assistant Cashiers, all on July 12 and July 11, 1978, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

		By	/s/ J.H. King
Vice President
Attest:	/s/ W.E. Watson
Secretary

CORPORATE SEAL

THE FIRST NATIONAL BANK OF BOSTON

		By	/s/ W.N. Burnett
Vice President
Attest:	/s/ T.J. Benhardt
Assistant Cashier

CORPORATE SEAL

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

J. H. KING and W. E. WATSON, being duly sworn each for himself on oath deposes and says that he, the said J. H. KING, is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said W. E. WATSON, is and at the time of the execution of said Supplemental Indenture was Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, or delay or defraud creditors or any creditor of said corporation.

SUBSCRIBED AND SWORN TO before me this 12 day of July, 1978.

/s/ John H. Story
JOHN H. STORY
Notary Public in and for the State of Washington. Residing at Bothell.

NOTARIAL SEAL

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

On this 12 day of July, 1978, before me personally appeared J. H. KING and W. E. WATSON, to me known to be a Vice President and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ John H. Story
John H. Story
Notary Public in and for the State of Washington. Residing at Bothell.

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSETTS,	}	ss.:
COUNTY OF SUFFOLK

On this 11th day of July, 1978, before me personally appeared W. N. BURNETT and T. J. BENHARDT, to me known to be a Vice President and an Assistant Cashier respectively, of THE FIRST NATIONAL BANK OF BOSTON, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to and did in the name and on behalf of said corporation execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Lee C. Costello
Lee C. Costello
Notary Public in and for the Commonwealth of Massachusetts

My commission expires May 3, 1985

NOTARIAL SEAL

To COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as a real estate mortgage.

To DEPARTMENT OF LICENSING:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302(5).

THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE